UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 26, 2007 (June 20, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas 77010 (Address of Principal Executive Offices and Zip Code)

713/651-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry itnto a Material Definitive Agreement

On June 20, 2007, Key Energy Services, Inc. (the “Company”) settled its litigation with its former chief executive officer, Francis D. John.  As previously disclosed, on May 19, 2006, Mr. John filed a lawsuit against the Company in the U.S. District Court for the Southern District of Texas, Houston Division in response to the Company’s notice to him of its intention to treat his termination of employment effective May 1, 2004 as “for cause” under his employment agreement with the Company.  In connection with the Company’s “for cause” termination, the Company cancelled 3,910,000 stock options which had a weighted-average exercise price of $8.82 and would not have been required to pay Mr. John any severance benefits.  In addition, the Company had sought to recover the unamortized balance of Mr. John’s prepaid retention bonus.

Under the terms of the settlement agreement (the “Settlement Agreement”) between the Company and Mr. John, the Company will pay Mr. John $23 million in cash on or prior to July 5, 2007.  This payment is in complete settlement of all amounts sought by Mr. John, including claims for payment for Mr. John’s severance and other benefits related to his employment agreement, the value of the cancelled stock options, expense reimbursement, exemplary damages and attorney’s fees.  Mr. John will be responsible for any and all income taxes in connection with the Settlement Agreement.  He will retain the unamortized balance of his prepaid retention bonus.  The Settlement Agreement precludes Mr. John from competing with the Company for a period of two years.  The Settlement Agreement contains mutual, general releases of any and all claims by and among the parties thereto, and a requirement that the Company and Mr. John submit a joint proposed order to the court dismissing, with prejudice, all claims asserted in Mr. John’s lawsuit against the Company and the Company’s counterclaims against Mr. John.

The description of the Settlement Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On June 20, 2007, the Company issued a press release announcing selected financial data and that the Company has been informed by the staff of the Enforcement Division of the Securities and Exchange Commission that its investigation as to the Company has been completed and that it does not intend to recommend any enforcement action against the Company by the Commission.  A copy of the press release is filed as Exhibit 99.1 to this Current Report in Form 8-K and is incorporated herein by reference

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1         Settlement Agreement dated June 20, 2007 between Key Energy Services, Inc. and Francis D. John

99.1         Press release dated June 20, 2007 regarding the release of selected financial and closure of SEC investigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 26, 2007	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement dated June 20, 2007 between Key Energy Services, Inc. and Francis D. John
99.1	Press release dated June 20, 2007 regarding the release of selected financial and closure of SEC investigation.